SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑ Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive proxy statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
American HomePatient, Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
Dear Stockholder:
     You are cordially invited to attend the 2006 annual meeting of stockholders of American HomePatient, Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, June 7, 2006, at 9:00 a.m. (Central Daylight Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and stockholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign, date and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation as provided herein. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary

Brentwood, Tennessee
May ___, 2006

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of American HomePatient, Inc.:
     The annual meeting of stockholders of American HomePatient, Inc., a Delaware corporation (“American HomePatient” or the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Wednesday, June 7, 2006, at 9:00 a.m. (Central Time) for the following purposes:
     (1) To re-elect one (1) Class 3 director, to hold office for a three (3) year term and until his successor has been duly elected and qualified; and
     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about May ___, 2006. Only stockholders of record at the close of business on April 11, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s board of directors urges all stockholders of record to exercise their right to vote at the annual meeting of stockholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed blue proxy card.
     Your representation at the annual meeting of stockholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed blue proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

Stephen L. Clanton
Executive Vice President,
Chief Financial Officer and Secretary

Brentwood, Tennessee
May ___, 2006

i

AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018
PROXY STATEMENT
     The Company’s board of directors is soliciting proxies for this year’s annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The Company’s board of directors has set April 11, 2006 as the record date for the meeting. Stockholders who owned American HomePatient, Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 17,573,389 shares of American HomePatient common stock outstanding.
     This proxy statement and enclosed blue proxy were initially mailed or delivered to stockholders on or about May ___, 2006. The Company’s Annual Report for the fiscal year ended December 31, 2005 is being concurrently mailed or delivered with this proxy statement to stockholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and blue proxy form because you own shares of American HomePatient common stock. This proxy statement describes issues on which you are entitled to vote.
     When you sign the proxy form you appoint Stephen L. Clanton, the Company’s Executive Vice President, Chief Financial Officer and Secretary, and Frank D. Powers, the Company’s Executive Vice President and Chief Operating Officer, as your representatives at the meeting. Mr. Clanton or Mr. Powers will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person, they cannot be voted on your behalf unless you provide the Secretary of the Company with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed blue proxy form and return it promptly.
     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2006 annual meeting. The Company will pay for the costs of this proxy solicitation. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile, or in person, though such directors, officers and employees will not receive additional compensation for this solicitation. We also have engaged D.F. King & Co., Inc., at the estimated cost of $50,000, to assist us in soliciting proxies. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of American HomePatient common stock. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by the Company will be approximately $85,000.

     What am I voting on?
     At the annual meeting you will be asked to vote on the election of one “Class 3” director to serve a three-year term on the Company’s board of directors. We have nominated our current director, Donald R. Millard, for election. Highland Capital Management, L.P., a Delaware limited partnership (“Highland”) that beneficially owns approximately eighty percent (80%) of the secured debt of the Company and approximately ten percent (10%) of the common stock, has notified the Company that it intends to nominate its own nominee, Patrick Daugherty, to become the Company’s Class 3 Director.
     You may also vote on any other matter that is properly brought before the meeting. The Company has no other business to bring before the meeting. Highland has indicated that it intends to present two proposals to amend the Company’s bylaws at the annual meeting.
     As described in more detail below under “What is the board’s recommendation and how will my shares be voted?” and under the description of “Proposal One” beginning on page 9 and “Proposal Two” beginning on page 15, the Company’s board recommends that you NOT vote for any individuals, including Mr. Daugherty, that have been or may be nominated by Highland or for the bylaw amendments proposed by Highland. Highland may solicit its own proxies for these matters, and the Company’s board further recommends that you NOT execute any proxy card sent to you by Highland.
     Who is entitled to vote?
     Only stockholders who owned American HomePatient, Inc. common stock as of the close of business on the record date, April 11, 2006, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     How do I vote?
     You may vote your shares either in person at the annual meeting or by proxy. To vote using the enclosed blue proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” stockholders, that is, those stockholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
     Can I change my vote after I return my proxy form?
     Yes.
     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary of the Company that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Secretary of the Company at or prior to the annual meeting.

     What is the board’s recommendation on election of the Class 3 Director?
     The board recommends a vote FOR the re-election of the nominated “Class 3” director listed in this proxy statement, Donald R. Millard. This recommendation primarily is based upon the following factors:
•	Mr. Millard’s substantial experience in our industry

•	His financial expertise for audit committee service from serving as chief financial officer of various public companies

•	His experience on other public company Boards

•	His independence from any apparent conflicts of interest

•	His knowledge of the Company from his current service as a director
     As discussed above under “What am I voting on?” Highland has notified the Company that it intends to nominate its own nominee, Patrick Daugherty, to become the Company’s Class 3 Director. Mr. Daugherty is a senior executive of Highland. The Board recommends that you NOT vote for any individuals, including Mr. Daugherty, that have been or may be nominated by Highland and NOT execute any proxy card sent to you by Highland. This recommendation primarily is based upon the following factors:
•	Highland is the Company’s largest creditor, holding over $200 million of our senior debt, which creates a significant conflict of interest in representing common stockholders

•	Highland is leading the appeal by the Company’s secured creditor group of the bankruptcy ruling from 2003 pursuant to which you were allowed to retain your ownership interest in the Company, which creates a significant conflict of interest in representing common stockholders.

•	Highland has made an unsolicited offer to purchase all of the outstanding common stock of the Company and the Company and Highland currently are exploring this offer, which creates a significant conflict of interest in representing common stockholders.
     Members of our Board and management have interacted with Mr. Daugherty and other Highland representatives in connection with Highland’s position as a creditor of the Company and in connection with Highland’s active opposition to the Company’s reorganization plan during our bankruptcy and resulting appeals. In our estimation Mr. Daugherty and the other Highland representatives are skilled and sophisticated business people capable, in the right circumstances, of serving as a qualified and competent board member for a public company. The Board’s recommendation against Mr. Daugherty or another Highland nominee is based upon our assessment of the significant inherent conflicts and appearance of conflicts that exist between the interests of our stockholders and the interests of Highland.
     What is the board’s recommendation on giving discretion to the proxy holders selected by the Board to vote on any other matters considered at the annual meeting?
     The Board recommends a vote FOR DISCRETION of the proxy holders on any other matters considered at the annual meeting. We believe the only other matters that could come before the meeting are the Highland proposals to amend the bylaws of the Company. If the Highland proposals are considered at the meeting, the board of directors has recommended against such proposals primarily based upon the following factors:
•	the bylaws have been in place for over 10 years and have provided a clear and useful framework to our stockholders for corporate governance in a variety of operating environments;

•	the party proposing the changes, Highland, is our largest creditor and has pending an unsolicited offer to acquire the Company; and

•	the proposed changes make it easier for a party such as Highland to gain control of the Company without paying a price for your shares that an independent Board has determined is fair to you from a financial point of view.
     The Board does not believe that the interests of Highland are aligned with the interest of our other common stockholders in making these proposals. The Board does not believe that the proposed changes are in the best interest of our stockholders.
     How will my shares be voted?
     If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Mr. Clanton or Mr. Powers, as the persons named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Clanton or Mr. Powers will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Clanton or Mr. Powers will have discretion to vote as he thinks best. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.
     Will my shares be voted if I do not sign and return my proxy form?
     If your shares are registered in your name and you do not return a proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
     How many votes are needed to hold the annual meeting?
     The Company had a total of 17,573,389 shares of outstanding common stock as of the record date for the annual meeting. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a stockholder is present and votes in person at the meeting; (b) a stockholder has properly submitted a proxy form, even if the stockholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     What vote is required to elect directors or approve other matters?
     The nominee for director that receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the stockholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting, though any matters related to amendment of the Company’s bylaws such as the Highland proposals, must be approved by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the shares of common stock entitled to vote at the annual meeting.
     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The Company has not received timely notice of any stockholder proposals to be included in the Company’s proxy statement. Highland has notified the Company that it intends to nominate its own nominee to become the Company’s Class 3 Director and that it intends to present two proposals to amend the Company’s bylaws at the annual meeting. If raised by Highland at the meeting, these proposals will be considered. No stockholder other than Highland provided timely notice to the Company of a proposal to bring before the meeting. Consequently, no other proposals will be considered at the meeting.
     For stockholders seeking to include proposals in the Company’s proxy materials for the 2007 annual meeting, the proposing stockholder or stockholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than January ___, 2007. Stockholders who intend to present a proposal at the 2007 annual meeting without inclusion of such proposal in the Company’s proxy materials are required to provide such proposals to the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
     Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters respecting the matters to be voted upon.
     How do I communicate with directors?
     Stockholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     How much stock do the Company’s directors, executive officers, and principal stockholders own?
     As of April 11, 2006, there were 17,573,389 shares of common stock issued and outstanding. The following table shows, as of April 11, 2006, the amount of American HomePatient common stock beneficially owned (unless otherwise indicated) by: (a) each director and Company director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the Company’s directors and Named Executive Officers as a group; and (d) all stockholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of American HomePatient common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. Except as otherwise noted, the address for all of the persons listed below is 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
Fidelity Management and Research Company (1) 82 Devonshire Street Boston, Massachusetts 02109	1,735,000	9.9%

Highland Capital Management, L.P. (2) Two Galleria Tower Dallas, Texas 75240	1,719,994	9.8%

JGD Management Corp. (3) 390 Park Avenue New York, New York 10022	1,540,965	8.8%

Lampe, Conway & Co., LLC (4) 680 Fifth Avenue New York, New York 10005	1,295,775	7.4%

Mellon Financial Corporation (5) One Mellon Center Pittsburgh, Pennsylvania 15258	1,225,583	7.0%

Accipiter Life Sciences Fund, LP (6) 399 Park Avenue New York, New York 10022	904,965	5.1%

Joseph F. Furlong, III (7)	1,297,917	7.4%

Stephen L. Clanton (8)	75,000	*

Frank D. Powers (9)	75,000	*

James P. Reichmann, III (10)	18,750	*

John D. Gouy	0	*

Henry T. Blackstock (11)	67,000	*

Donald R. Millard (12)	100,000	*

W. Wayne Woody (13)	70,000	*

	Number of Shares	Percentage
Name	Beneficially Owned	of Total Shares
William C. O’Neil (14)	70,000	*

All Directors and Named Executive

Officers as a group (9 persons) (15)	1,773,667	10.1%

*	Indicates less than 1% ownership.

(1)	Ownership information included in the table is based on a Schedule 13G filed on February 14, 2005 by Fidelity Management and Research Company.

(2)	Ownership information included in the table is based on a Schedule 13D filed on March 16, 2006 by Highland Capital Management, L.P., claiming beneficial ownership of 1,719,994 shares through its affiliate, Highland Crusader Offshore Partners, L.P.

(3)	Ownership information included in the table is based on a Schedule 13G filed on February 10, 2006 by JGD Management Corp. (“JGD”), York Capital Management, L.P. (“York Capital”), York Credit Opportunities Domestic Holdings, LLC (“York Credit”), and York Global Value Partners, L.P. (“York Global”). As reported on the Schedule 13G, JGD reports that York Capital, York Credit and York Global are its affiliates and that York Capital, York Credit and York Global have sole voting and dispositive power over 11,468 shares, 1,050,292 shares and 479,205 shares, respectively.

(4)	Ownership information included in the table is based on a Schedule 13D filed on March 7, 2006 jointly by Lampe, Conway & Co., LLC, LC Capital Master Fund, Ltd. (the “MasterFund”), Steven G. Lampe, and Richard F. Conway, claiming beneficial ownership of 1,295,775 shares held directly by the MasterFund.

(5)	Ownership information included in the table is based on a Schedule 13G filed on February 10, 2005 by Mellon Financial Corporation, claiming beneficial ownership of 1,225,583 shares through its affiliate, Mellon HBV Alternative Strategies LLC.

(6)	Ownership information included in the table is based on a Schedule 13G filed on February 9, 2006 by Accipiter Life Sciences Fund, LP (“ALSF”), Accipiter Life Sciences Fund (Offshore), Ltd. (“Offshore”), Accipiter Life Sciences Fund II, LP (“ALSF II”), Accipiter Capital Management, LLC (“Management”), Candens Capital, LLC (“Candens”) and Gabe Hoffman. Gabe Hoffman is the managing member of Candens, which in turn is the general partner of ALSF and ALSF II, and the managing member of Management, which in turn is the investment manager of Offshore. As reported on the Schedule 13G, ALSF, Offshore, ALSF II, and Management have sole voting and dispositive power over 506,944 shares, 394,641 shares, 3,380 shares, and 394,641 shares, respectively, and Candens and Mr. Hoffman have shared voting and dispositive power over 510,324 shares and 904,965 shares, respectively.

(7)	The amount shown includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”): 300,000 shares purchasable upon exercise of options at $2.125 per-share, 200,000 shares purchasable upon exercise of options at $0.56 per-share; 200,000 shares purchasable upon exercise of options at $0.17 per-share; and 300,000 shares purchasable upon exercise of options at $1.80 per-share. The amount also includes shares purchasable upon exercise of options issued under the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”): 3,000 shares at a $17.50 per-share exercise price; 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 50,000 shares at a $0.30 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; and 10,000 shares at a $3.27 per-share exercise price. The amount also includes 294 shares owned by the daughter of Mr. Furlong of which Mr. Furlong disclaims beneficial ownership.

(8)	The amount shown includes 75,000 shares purchasable at a per-share exercise price of $2.98 upon exercise of options issued under the 1991 Plan.

(9)	The amount shown includes 75,000 shares purchasable at a per-share exercise price of $1.31 upon exercise of options issued under the 1991 Plan.

(10)	The amount shown includes 18,750 shares purchasable at a per-share exercise price of $3.83 upon exercise of options issued under the 1991 Plan.

(11)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 3,000 shares at a $17.50 per-share exercise price; 3,000 shares at a $21.06 per-share exercise price; 3,000 shares at a $1.69 per-share exercise price; 3,000 shares at a $0.53 per-share exercise price; 5,000 shares at a $0.22 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; and 10,000 shares at a $3.27 per-share exercise price.

(12)	The amount shown includes shares purchasable upon exercise of options issued under the 1995 Plan: 50,000 shares at a $0.17 per-share exercise price; 5,000 shares at a $0.75 per-share exercise price; 5,000 shares at a $0.15 per-share exercise price; 10,000 shares at a $1.29 per-share exercise price; 10,000 shares at a $3.46 per-share exercise price; and 10,000 shares at a $3.27 per-share exercise price.

(13)	The amount shown includes 50,000 shares purchasable at a $1.38 per-share exercise price upon exercise of options issued under the 1995 Plan, 10,000 shares at a $3.46 per-share exercise price; and 10,000 shares at a $3.27 per-share exercise price.

(14)	The amount shown includes 50,000 shares purchasable at a $1.18 per-share exercise price upon exercise of options issued under the 1995 Plan, 10,000 shares at a $3.46 per-share exercise price; and 10,000 shares at a $3.27 per-share exercise price.

(15)	The amount shown includes 1,168,750 shares purchasable upon exercise of options issued under the 1991 Plan and 394,000 shares purchasable upon exercise of options issued under the 1995 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS
     How many directors are being elected?
     There is one director position being voted on at the meeting. The Company’s Certificate of Incorporation provides that the number of directors to be elected by the stockholders shall be established by the board of directors from time to time. The number of directors is currently set at five.
     The Certificate of Incorporation requires that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. The two Class 1 directors are currently serving until the 2007 annual meeting, the two Class 2 directors are currently serving until the 2008 annual meeting, and the sole Class 3 director, when elected at this annual meeting, will serve until the 2009 annual meeting. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 3 director nominee, Donald R. Millard, was nominated by the Company’s nominating and corporate governance committee. Mr. Millard is a member of that committee but did not participate in the vote to nominate himself.
     What happens if a nominee refuses or is unable to stand for election?
     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that Mr. Millard will refuse, or be unable, to serve.
     Must a director nominee attend our annual meeting?
     It is the Company’s policy that all of its directors use their best efforts to attend the annual meeting. All directors attended the 2005 annual meeting of stockholders.

     Who is the Company’s board nominee?
     Mr. Donald R. Millard, a current member of the Board, is the Company’s nominee for re-election. Information regarding Mr. Millard is provided below, including name, age, year first elected as a director of American HomePatient, and principal occupation during the past five years. The term of the Class 3 director nominee expires at the 2006 annual meeting of stockholders. If re-elected, the Class 3 director nominee will continue in office until the 2009 annual meeting of stockholders, or until the election and qualification of his successor in office.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Donald R. Millard	58	2000	Since October of 2005, Mr. Millard has served as executive chairman of Red Bag Solutions, Inc. a provider of medical waste destruction services. Mr. Millard served as executive vice president and chief operating officer of AGCO, a global designer, manufacturer and distributor of agricultural equipment, from June 2002 through February 2004. Mr. Millard served as senior vice president and chief financial officer of AGCO from October 2000 through June 2002. Mr. Millard served as president, chief executive officer and as a director of Matria Healthcare, Inc., a provider of obstetrical home care and maternity management services, from October 1997 to October 2000, and as its chief financial officer from October 1997 to October 1999. Mr. Millard has served as a director for Coast Dental Services, Inc., a provider of comprehensive business services and support to general dentistry practices, since February 1997.

Who are the continuing directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office. The terms of Mr. Blackstock and Mr. Woody, the Class 1 directors, will expire at the 2007 annual meeting of stockholders and the terms of Mr. Furlong and Mr. O’Neil, the Class 2 directors, will expire at the 2008 annual meeting of stockholders. The following table contains biographical information of the continuing directors.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Henry T. Blackstock	63	1991	Since June 2005, Mr. Blackstock has
			served as Chairman of Priority Nurse Staffing. Mr. Blackstock served as senior vice president, chief economist, and chief investment strategist for SouthTrust Bank from January 1999 to April 2005. He was chairman and chief executive officer of Tucker Management Group, a hedge fund management firm, from July 1989 to January 1999.

W. Wayne Woody	64	2004	From 2000 to 2001, Mr. Woody served as the interim chief financial officer for Legacy Investment Group, a boutique investment firm. Mr. Woody was employed by KPMG LLP and predecessor firms Peat Marwick Mitchell & Co. and Peat Marwick Main from 1968 until his retirement in 1999. Mr. Woody serves as a director of Gold Kist, Inc., a producer of chicken products. Mr. Woody also serves as a director of Wells Real Estate Investment Trust, Inc., a real estate investment management firm.

Joseph F. Furlong, III	57	1994	Mr. Furlong has served as the Company’s President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

William C. O’Neil	71	2004	Mr. O’Neil served as the chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998. Mr. O’Neil has served as a director of Healthways, Inc., a specialty health care service company, since 1985. Since 1987 he has served as a director of Sigma-Aldrich Corp., a manufacturer of research chemicals, and since 1994, he has served as a director of Advocat Inc., a long term care company.
     Is the board independent?
     Four of the Company’s current five directors are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     Has the board established a nominating committee, audit committee and compensation committee?
     Yes. The board of directors has established a nominating and corporate governance committee, an audit committee, and a compensation committee.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee presently is composed of four directors: Mr. Millard (the chairman of the committee), Mr. Blackstock, Mr. Woody and Mr. O’Neil. Each of the members of the nominating and corporate governance committee is independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The nominating and corporate governance committee met once during 2005. The nominating and corporate governance committee has adopted a written charter, a copy of which was attached as Appendix A to the Company’s proxy statement for its 2004 annual meeting.
     The nominating and corporate governance committee believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s stockholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes, without limitation, issues of diversity, age, contribution to the meetings, the ability to work with other directors and the perceived needs of the board at that point in time. The committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the committee typically will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by stockholders of the Company in compliance with policies described above. Any stockholder submitting a recommendation for a director candidate for consideration by the nominating and corporate governance committee at the 2007 annual meeting must submit it to the Secretary at the Company’s corporate headquarters not later than December 27, 2006. The Secretary of the Company will forward all recommendations to the nominating and corporate governance committee. The stockholder’s recommendation must include information about the stockholder making the recommendation and about the proposed director candidate. All proposed director candidates for consideration by the nominating and corporate governance committee will be evaluated in the same manner, regardless of the source of the initial recommendation.
     The Company historically has not paid a fee to any third party to help it in identifying or evaluating potential nominees, although the nominating and corporate governance committee has the ability to engage such third parties pursuant to its charter.
     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to the stockholders. The audit committee presently is composed of four directors: Mr. Woody (the chairman of the committee), Mr. Blackstock, Mr. Millard, and Mr. O’Neil. The board of directors, in its business judgment, has determined that all members of the audit committee are independent directors and are qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that each of Mr. Millard and Mr. Woody qualify as an “audit committee financial expert” as described in Nasdaq Rule 4350(d)(2)(A). There were five meetings of the audit committee during 2005. The audit committee has adopted a written charter, a copy of which was attached as Appendix B to the Company’s proxy statement for its 2004 annual meeting.
     Compensation Committee. The compensation committee presently is composed of four directors: Mr. Blackstock (the chairman of the committee), Mr. Millard, Mr. Woody, and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. During 2005 the compensation committee held five meetings.
     How often did the board of directors meet during 2005?
     During fiscal 2005 the board of directors held five meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
     How are directors compensated?
     The Company pays directors who are not its officers or employees (currently Mr. Blackstock, Mr. Millard, Mr. Woody, and Mr. O’Neil) an annual fee of $30,000. In addition, $2,500 is paid to each director per meeting of the Board or any committee, provided that no fee is payable for committee meetings held on the same day as a Board meeting (or the day immediately before or after). In addition, the chairman of the audit committee receives an annual fee of $10,000, the chairmen of each of the compensation committee and the nominating and corporate governance committee receive an annual fee of $6,000, and the co-chairmen of the strategic analysis committee each received an annual fee of $3,000. The Company reimburses all directors for actual expenses incurred in connection with attendance at board or committee meetings.
     In 1995, the Company adopted the American HomePatient, Inc. 1995 Nonqualified Stock Option Plan for Directors (the “1995 Plan”). Under the 1995 Plan, as amended, each director initially receives an option to acquire 50,000 shares of common stock upon joining the board, and each director receives an option to acquire 10,000 shares of common stock on December 31 of each year following the year such director was first elected to the board, so long as he served as a director for at least six (6) months during that year. The per-share exercise price of the options equals the closing market price of the common stock on the day immediately before the date of grant.
     What is the board’s recommendation with respect to the re-election of Donald R. Millard as the Class 3 Director?
     The Board unanimously recommends a vote “FOR” the re-election of Donald R. Millard as the Class 3 Director. This recommendation is based, among other considerations, upon Mr. Millard’s industry experience, financial expertise for audit committee service, independence from conflicts of interest, and Company knowledge from his current Board service. See also “What is the board’s recommendation on election of the Class 3 Director?” on page 3.

     Note Regarding Highland Capital nomination
     The Company has been notified that Highland Capital Management, L.P., a Delaware limited partnership, intends to nominate its affiliate, Patrick Daugherty, for election as a Class 3 director at the 2006 annual meeting and intends to solicit proxies from stockholders to vote in favor of Highland’s nominee. Mr. Daugherty is a senior executive with Highland. Highland holds approximately 10% of the Company’s common stock and is the Company’s largest creditor, holding over $200 million of the Company’s senior debt. The Board believes that Mr. Daugherty’s position with our largest creditor presents a conflict of interest for him in representing the Company’s stockholders.
     Much of the Company’s debt held by Highland was purchased by Highland prior to our bankruptcy filing in 2002. In the bankruptcy proceedings, Highland, under Mr. Daugherty’s leadership, caused the Company’s secured lenders to object to the Company’s proposed plan under which our shareholders would be allowed to keep their equity in the Company. The bankruptcy court disagreed with Highland’s arguments and approved the Company’s reorganization plan in May of 2003. Since that time, the Company’s secured lenders, led by Highland and Mr. Daugherty, have pursued their argument against the plan of reorganization in various legal appeals, all of which have been rejected to date. The secured lenders have until May 2, 2006 to appeal the bankruptcy ruling to the Supreme Court of the United States. If successful, Highland will seek to recover significant interest payments that would substantially decrease the value of your common stock. The Board believes that the pending appeal presents a conflict of interest for Mr. Daugherty in representing the Company’s stockholders.
     In March 2006 Highland announced that it owned approximately ten percent (10%) of the outstanding common stock of the Company and made an unsolicited offer to purchase all of the outstanding shares of Company common stock for $3.40 per share. As of the date of this proxy, the Highland offer is outstanding and the Company is exploring this offer with Highland. The Board believes that the pending offer presents a conflict of interest for Mr. Daugherty in representing the Company’s stockholders.
     As a result of Highland’s significant debt position, its involvement in the pending appeal of the bankruptcy court ruling pursuant to which you retained your common stock, and its pending acquisition offer, our Board believes that a Highland nominee has significant conflicts of interest in serving the other common stockholders of the Company. The Board of Directors believes that it is not in the best interests of you as a common stockholder to support any nomination by Highland to the Board of Directors. Accordingly, the Board of Directors urges you NOT to vote for any individuals that have been or may be nominated by Highland and NOT to execute any proxy card sent to you by Highland.

PROPOSAL 2
OTHER MATTERS THAT MAY
PROPERLY COME BEFORE THE MEETING
     Are there any other matters that will be voted upon at the annual meeting?
     Other than the election of the Class 3 Director, the Company has no other business to bring before the meeting. Highland has indicated that it intends to present the following proposals before the stockholders of the Company at the annual meeting:
First Highland Proposal
Amendment of Section 1.2 of the Company’s bylaws by replacing it in its entirety with the following:
“Section 1.2 Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by a majority of the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class entitled to vote at such meeting. The business transacted at special meetings of the stockholders of the corporation shall be confined to the business stated in the notice given to the stockholders.”
Second Highland Proposal
Amendment of Section 4.4 of the Company’s bylaws by replacing it in its entirety with the following:
“Section 4.4 Vacancies. Any vacancy occurring in any office or directorship may be filled by the affirmative vote of a majority of the directors remaining in office, even if less than a quorum exists, provided that any directorship to be filled by reason of (i) an increase in the number of directors or (ii) a removal of a director pursuant to Section 4.3 shall be filled by election at any annual meeting or by a special meeting of the stockholders called for that purpose. A director or officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.”
     What is the board’s recommendation with respect to any such matters that may properly come before the annual meeting?
     As discussed on page 13, Highland is the beneficial owner of more than eighty percent (80%) of the Company’s secured debt, Highland is very involved in the appeal of the bankruptcy ruling that allowed you to maintain your ownership interest in the Company, and Highland has an unsolicited offer outstanding to purchase the Company. We believe Highland’s interests in the Company diverge from your interests as a Company stockholder. We believe Highland’s proposed bylaw amendments are made to further its interests, rather than the interests of the other stockholders. These proposals are not conducive toward a negotiated transaction for the Company’s shares that maximizes shareholder value and could assist Highland if it chooses to make a hostile tender offer for the Company at a price that does not maximize your shareholder value. Based on the foregoing, the Company’s board urges you not to execute any proxy card sent to you by Highland. The Company’s board unanimously recommends that you vote FOR DISCRETION of Mr. Clanton and Mr. Powers, as proxy holders, with respect to any such matters that may properly come before the annual meeting. At the direction of the Board of Directors,

Mr. Clanton and Mr. Powers, as the proxy holders, intend to vote against Highland’s proposed bylaw amendments if brought before the meeting. See also “What is the board’s recommendation on giving discretion to the proxy holders selected by the Board to vote on any other matters considered at the annual meeting?” beginning on page 3.

EXECUTIVE OFFICERS
     Who are the Company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the Company as of April 11, 2006.

Name of Officer	Age	Officer Since	Position with the Company

Joseph F. Furlong, III	57	1998	Mr. Furlong has served as a Director of the Company since 1994, and as its President and Chief Executive Officer since November 1998. He served as president of Adirondack Capital Advisors, LLC, a financial advisory firm, from May 1996 until December 2002. Mr. Furlong served as a director of Advocat Inc., a long-term care company, from March 2001 until March 2002.

Stephen L. Clanton	54	2005	Mr. Clanton has served as the Company’s Executive Vice President and Chief Financial Officer since January 2005. From 1999 until 2004, Mr. Clanton served as senior vice president and chief financial officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that he was senior vice president and chief financial officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as executive vice president and chief financial officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co.

Frank D. Powers	57	2004	Mr. Powers has served as the Company’s Executive Vice President since November 2004 and as its Chief Operating Officer since February 2005. Mr. Powers served as an executive officer of Matria Healthcare, Inc., a provider of disease management services and obstetrical homecare, from 1996 until 2002. Prior to that he was an officer of Heathdyne, Inc. or an affiliate for over 12 years, during which time he spent a significant amount of time as president of the Home Care Group that provided products and services to the home care market.

James P. Reichmann, III	49	2005	Mr. Reichmann has served as the Company’s Senior Vice President of Sales and Marketing since February 2005. From February 1997 to February 2005, Mr. Reichmann was employed by Matria Healthcare, a provider of disease management services and obstetrical homecare. At Matria, Mr. Reichmann served as Vice President of Field Operations for the Women’s Health Division, President of the Women’s Health Division, and Corporate Vice President for Strategic Sales.

Name of Officer	Age	Officer Since	Position with the Company

John D. Gouy	48	2005	Mr. Gouy has served as the Company’s Senior Vice President of Revenue Management and Business Technology since November 2004. Prior to that, Mr. Gouy served as the Company’s Vice President of Reimbursement since 1999. Prior to joining the Company he held management positions in operations at United Medical, McDonnell Aircraft Company and Chevron Chemical Company.

EXECUTIVE COMPENSATION
     The following section describes the compensation that the Company pays its chief executive officer, and the persons who, at December 31, 2005, were the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). This section includes:
•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.
     How much compensation did the Company pay the Named Executive Officers during 2005?
     The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 2005, of the Named Executive Officers.
Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards			Payouts
				Other	Restricted	Securities
Name and Principal				Annual	Stock	Underlying		LTIP	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Awards($)	Options/SARs(#)		Payouts ($)	Compensation($)
Joseph F. Furlong, III,	2005	485,000	550,000	—	—	10,000	(1)	—	1,575	(2)
President and	2004	485,000	485,000	—	—	310,000	(1)(3)	—	1,000	(2)
Chief Executive Officer	2003	485,000	679,000	—	—	10,000	(1)	—	606	(2)

Frank D. Powers	2005	260,000	240,000	—	—	—		—	—
Executive Vice President,	2004	28,000	—	—	—	150,000	(3)	—	—
Chief Operating Officer	2003	—	—	—	—	—		—	—

Stephen L. Clanton	2005	290,000	155,000	—	—	150,000	(3)	—	—
Executive Vice President,	2004	—	—	—	—	—		—	—
Chief Financial Officer	2003	—	—	—	—	—		—	—

James P. Reichmann, III	2005	161,539	91,200	—	—	75,000	(3)	—	—
Senior Vice President,	2004	—	—	—	—	—		—	—
Sales & Marketing	2003	—	—	—	—	—		—	—

John D. Gouy Senior Vice President,	2005	160,000	70,000	—	—	—		—	1,050	(2)
Revenue Management and	2004	150,923	52,800	—	—	—		—	1,017	(2)
Business Technology	2003	150,000	46,500	—	—	—		—	1,029	(2)

(1)	Options to acquire 10,000 shares were granted under the 1995 Plan for service as a director in each of 2003, 2004 and 2005. Of the 310,000 options granted to Mr. Furlong in 2004, 10,000 of these options were granted under the 1995 Plan and the remaining 300,000 options were granted under the 1991 Plan.

(2)	Matching contributions under the Company’s 401(k) plan.

(3)	Granted under the 1991 Plan.

     How many options did the Company issue to the Named Executive Officers in 2005 and under what terms?
     In 2005 the Company granted options to purchase a total of 245,000 shares of common stock to employees under the American HomePatient, Inc. 1991 Amended and Restated Nonqualified Stock Option Plan (the “1991 Plan”). In 2005 the Company granted options to purchase a total of 50,000 shares of common stock under the 1995 Plan to the Company’s directors. The Company grants no stock appreciation rights. Mr. Furlong’s option to acquire 10,000 shares of common stock was granted automatically on December 31, 2005 under the 1995 Plan. The dollar amounts appearing in this table’s last two columns are the result of calculations at the 5% and 10% rates as required by the SEC. These amounts are not intended to forecast possible future appreciation, if any, of the Company’s common stock price.
Option/SAR Grants in Last Fiscal Year

Potential Realizable Value
at Assumed Annual Rate of
Stock Price Appreciation
	Individual Grants				for Option Term
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/SH)	Date	5% ($)	10% ($)

Joseph F. Furlong, III	10,000 (1)	4.1%	$3.27	12/31/2015	$20,565	$52,115

Frank D. Powers	—	—	—	—	—	—

Stephen L. Clanton	150,000 (2)	61.2	2.98	01/11/2015	281,116	712,403

James P. Reichmann, III	75,000 (2)	30.6	3.83	03/03/2015	180,650	457,803

John D. Gouy	—	—	—	—	—	—

(1)	These options were granted to Mr. Furlong under the 1995 Plan for his service as a member of the Board of Directors.

(2)	These options were granted under the 1991 and vest one fourth on the date of grant, one fourth on the first anniversary of the date of grant, one fourth on the second anniversary of the date of grant and one fourth on the third anniversary of the date of grant.

     How many stock options did the Named Executive Officers exercise in 2005 and what was the value of those stock options?
     The table below provides information as to the exercise of options by the Named Executive Officers during fiscal year 2005 under the option plans and the year-end value of unexercised options. None of the Named Executive Officers exercised stock options during fiscal year 2005.
Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

	Number of
	Securities		Number of Securities Underlying
	Underlying		Unexercised Options/SARs At		Value of Unexercised In-the-Money
	Options	Value	Fiscal Year-End		Option//SARs at Fiscal Year-end($)(1)
Name	Exercised(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph F. Furlong, III	-0-	$-0-	1,007,000	100,000	$2,024,210	$147,000
Frank D. Powers	-0-	-0-	75,000	75,000	147,000	147,000
Stephen L. Clanton	-0-	-0-	37,500	112,500	10,875	32,625
James P. Reichmann, III	-0-	-0-	18,750	56,250	—	—
John D. Gouy	-0-	-0-	—	—	—	—

(1)	Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $3.27, the per-share market value of the underlying common stock as of December 30, 2005. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

     What equity compensation plans does the Company have in place?
     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2005, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders.
     The Company has two equity compensation plans: the 1991 Plan and the 1995 Plan. The 1991 Plan was originally approved by the board in 1991 to provide additional incentives to the Company’s key employees and directors. As of December 31, 2005, there were 5,000,000 shares authorized under the 1991 Plan, of which options to purchase 2,105,501 shares were issued and outstanding and options to purchase 2,268,890 shares had previously been exercised, leaving 625,609 shares available for issuance. The 1995 Plan was originally approved by the board in 1995 to provide additional incentives to directors. As of December 31, 2005, there were 600,000 shares authorized under the 1995 Plan, of which options to purchase 424,000 shares were issued and outstanding and options to purchase 26,000 shares had previously been exercised, leaving 150,000 shares available for issuance.
Equity Compensation Plan Information

Number of securities remaining
	Number of securities to be	Weighted-average exercise	available for future issuance
	issued upon exercise of	price of outstanding	under equity compensation
	outstanding options,	options, warrants and	plans (excluding securities
Plan category	warrants and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	2,529,501	$4.62	775,609

Total	2,529,501	$4.62	775,609

     Is the Company a party to any key employment agreements or advisor agreements?
     Yes.
     Joseph F. Furlong, III
     Mr. Furlong assumed the positions of President and Chief Executive Officer of the Company on November 6, 1998. The Company entered into an Employment Agreement with Mr. Furlong, effective as of December 1, 2000, that replaced Mr. Furlong’s prior employment agreement with the Company. The Employment Agreement provides for an annual base salary of $420,000, subject to adjustment by the Board of Directors, and an annual incentive award target of 100% of his annual base salary. The Employment Agreement also requires the Company to reimburse Mr. Furlong for reasonable travel, accommodations, and other expenses incurred by Mr. Furlong in the performance of his duties. For fiscal year 2005 Mr. Furlong’s annual base salary was $485,000.
     The Company can terminate the Employment Agreement at any time without stated cause. In such event, or if Mr. Furlong is terminated pursuant to a constructive discharge, he will receive a lump sum severance payment in an amount equal to the following: (i) three hundred percent (300%) of his base salary; plus (ii) three hundred percent (300%) of the greater of his annual bonus he received for performance during the Company’s immediately preceding fiscal year, or the current bonus target in effect at the time of such termination. Furthermore, in the event of such a termination, all options granted to Mr. Furlong will be deemed vested and will remain exercisable for the remainder of their stated term.
     In the event there is a change of control and, within twelve (12) months following such event, the Company terminates Mr. Furlong or Mr. Furlong resigns, he will be entitled to lump sum payments equal to the following: (i) a severance payment equal to one hundred fifty percent (150%) of the sum of his base salary plus the greater of his performance bonus for the preceding fiscal year or the current target bonus; (ii) a retention bonus equal to fifty percent (50%) of the sum of his base salary and the greater of his most recent performance bonus or the current target bonus; and (iii) a non-compete and non-solicitation payment equal to one hundred percent (100%) of the sum of his base salary and the greater of his most recent performance bonus or the current target bonus. Furthermore, in the event of such a termination, Mr. Furlong will be entitled to continuation of his benefits for twenty-four (24) months.
     The Company may also terminate the Employment Agreement at any time upon written notice for cause, which is defined as Mr. Furlong’s serious misconduct with respect to his duties under the Employment Agreement that result in material economic damage to the Company. Unless Mr. Furlong is terminated without cause or due to a constructive discharge, he is prohibited from competing with the Company for one (1) year following such termination.
     Stephen L. Clanton
     Mr. Clanton entered into an employment agreement with the Company effective January 21, 2005. Under the terms of Mr. Clanton’s employment agreement, he receives an annual base salary of $290,000, subject to adjustment by the Board of Directors, and an annual incentive award target of 50% of his annual base salary. For fiscal year 2005 Mr. Clanton’s annual base salary is $290,000.
     The Company can terminate Mr. Clanton’s employment agreement at any time without stated cause. In such event, Mr. Clanton will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Clanton is terminated without cause, all stock options granted to Mr. Clanton by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable for the remainder of their stated term.
     In the event there is a change in control and the Company terminates Mr. Clanton’s employment within twelve (12) months following such change in control or Mr. Clanton terminates his employment within twelve (12) months following a change in control due to a failure of the Company to fulfill its obligations under this Agreement in any material respect, Mr. Clanton will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four (24); plus (ii) an amount equal to two (2) times his annual incentive award for the previous year. Additionally, the Company will continue certain of Mr. Clanton’s employee benefits for twenty-four (24) months. Whether or not Mr. Clanton’s employment is terminated, upon a change of control, any stock options granted to Mr. Clanton will be fully vested, subject to the terms of the governing stock option plan.
     Mr. Clanton can terminate his employment agreement without cause at any time. The Company may also terminate Mr. Clanton’s employment agreement at any time upon written notice for cause, which is defined as a termination by the Company’s Board of Directors, acting in good faith, by written notice to Mr. Clanton specifying the event(s) relied upon for such termination, due to Mr. Clanton’s serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that Company must provide such notice thirty (30) days prior to termination and provide Mr. Clanton with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty (30) days of such notice.
     Upon termination of employment, Mr. Clanton is prohibited from competing with the Company for one (1) year, except in the case of a termination following a change of control, in which case he is prohibited from competing with the Company for two (2) years.
     Frank D. Powers
     Mr. Powers executed an employment agreement with the Company on April 26, 2005, which, by its terms, was effective February 9, 2005. Under the terms of Mr. Powers’ employment agreement, he receives an annual base salary of $260,000, subject to adjustment by the Board of Directors, and an annual incentive award target of 80% of his annual base salary. For fiscal year 2005 Mr. Powers’ annual base salary is $260,000.
     The Company can terminate Mr. Powers’ employment agreement at any time without stated cause. In such event, Mr. Powers will receive a lump sum severance payment in an amount equal to his annual base salary as in effect at the time of termination. Additionally, in the event that Mr. Powers is terminated without cause, all stock options granted to Mr. Powers by the Company shall be deemed vested, and the Company shall cause such options to remain exercisable for the remainder of their stated term.
     In the event there is a change in control and the Company terminates Mr. Powers’ employment within twelve (12) months following such change in control or Mr. Powers terminates his employment within twelve (12) months following a change in control due to a failure of the Company to fulfill its obligations under the employment agreement in any material respect, Mr. Powers will be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to the sum of: (i) his monthly base salary as in effect at the time of such termination multiplied by twenty-four (24); plus (ii) an amount equal to two (2) times his annual incentive award for the previous year. Additionally, the Company will continue certain of Mr. Powers’s employee benefits for twenty-four (24) months. Whether or not Mr. Powers’ employment is terminated, upon a change of control, any stock options granted to Mr. Powers will be fully vested, subject to the terms of the governing stock option plan.
     Mr. Powers can terminate his employment agreement without cause at any time. The Company may also terminate Mr. Powers’s employment agreement at any time upon written notice for cause, which is defined as a termination by the Company’s Board of Directors, acting in good faith, by written notice to Mr. Powers specifying the event(s) relied upon for such termination, due to Mr. Powers’ serious misconduct with respect to his duties under the employment agreement, which has resulted or is likely to result in material economic damage to the Company, including but not limited to a conviction for a felony or perpetration of a common law fraud; provided, however, except in the case of a conviction for a felony or a perpetration of a common law fraud, that Company must provide such notice thirty (30) days prior to termination and provide Mr. Powers with the opportunity to cure such damage or likely damage, to the Company’s reasonable satisfaction, within thirty (30) days of such notice.
     Upon termination of employment, Mr. Powers is prohibited from competing with the Company for one (1) year, except in the case of a termination following a change of control, in which case he is prohibited from competing with the Company for two (2) years.

     Does the Company have a code of ethics for executive officers?
     The Company has a code of ethics for our executive officers, a copy of which can be provided to any person without charge, upon written request. Any such request should be addressed to: American HomePatient, Inc., 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018, Attention: Corporate Secretary.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION
     Decisions on compensation of the Company’s senior executives are made by the compensation committee of the Company’s board of directors. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company’s stockholders and the Company. Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil in their capacity as the compensation committee.
     What is the compensation policy of the compensation committee?
     The Company believes that the executive compensation program should align the interests of stockholders and executives. The Company’s primary objective is to provide high quality patient care while maximizing stockholder value. The compensation committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals. Additionally, the Company has sought to stabilize the Company’s management personnel during the course of the Company’s bankruptcy proceedings.
     The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, as stated below, the greater the Company’s success on both a short-term and long-term basis.
     How are the Company’s executive officers compensated?
     The Company’s executive compensation program has been designed to support the Company’s goals by:
•	Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
     The Company’s strategic goals are:
•	Profitability: To maximize financial returns to its stockholders, in the context of providing high quality service. This goal is intended to capture improvements in both revenue growth and expense reduction.

•	Quality: To provide high quality health services to our patients and customers.

•	Stability: To be seen as a desirable employer and a responsible corporate citizen.

     The Company’s executive compensation program is composed of three components: base salary, annual cash incentive (i.e., bonus) and long-term incentive opportunity through nonqualified stock options. When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.
     2005-06 Compensation Committee Activity
     In 2005 the compensation committee retained an independent compensation analyst to review the compensation structure and compensation levels for executive officers to help ensure that the Company was acting appropriately to retain and motivate its executives. The compensation consultant recommended some increases in base salary and annual incentives but particularly focused on what he considered to be an inadequate long-term incentive program. He made a number of recommendations to the compensation committee regarding establishment of a significant long-term incentive program.
     The compensation consultant reported that he was unable to continue the engagement due to a change in employment, and the compensation committee retained a new consultant. The consulting firm, after reviewing the original work and conducting its own analysis, came to similar conclusions regarding the Company’s long-term incentive program. The consulting firm recommended a substantial program combining restricted cash and equity grants to executives that would vest over time based upon the Company’s long-term performance and the executive’s continued employment.
     The compensation committee met and discussed the proposal on several occasions during 2005 and early 2006. The Company considered the impact of the proposed plan to the Company’s business, cash flow and stockholders’ value, as well as the difficulty of setting long-term operating targets in the face of changing government reimbursement rates. Although it agreed with the findings of the compensation consultants, after substantial analysis and discussion, the compensation committee determined not to pursue the recommended plan based on the foregoing considerations. Instead, the compensation committee has determined that it should consider more flexibility in annual incentive awards depending upon achievement of specified corporate goals.
     Base Salary
     The base salaries of the Company’s executives are evaluated annually and are listed in the Summary Compensation Table in this proxy statement. In evaluating appropriate pay levels for Company executives, the compensation committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, and internal equity.
     Annual Incentives
     Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive’s area of responsibility and the overall achievements by the Company of its financial targets. Specific weighting is not assigned for identified financial, strategic and management practices goals. Generally, Company executives have a target bonus of between 50% and 100% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company of its financial targets. At the end of each fiscal year, the compensation committee evaluates performance in light of these goals, and has the discretion to adjust these calculations if circumstances warrant.

     Long-Term Incentives
     The Company’s long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term stockholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term stockholders.
     The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company.
     During 2005, what was the compensation paid to the Company’s chief executive officer?
     SEC regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.
     Mr. Furlong is the Company’s Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Furlong receives the same employee benefits as other senior executive officers of the Company. Mr. Furlong receives a base salary of $485,000 per year in compensation for his services pursuant to his employment agreement. The compensation committee awarded Mr. Furlong a bonus of $550,000 for fiscal year 2005.
     Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. Neither base salary nor the cash bonuses paid by the Company in 2005 qualified as performance-based compensation under Section 162(m). It is the policy of the compensation committee periodically to review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the compensation committee retains the ability to evaluate the performance of the Company’s executives, including the Chief Executive Officer, and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.
     Who are the members of the compensation committee?
     The compensation committee consists of Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil.

     What is the purpose of this compensation committee report?
     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of American HomePatient.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As noted above, the Compensation Committee is currently composed of Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil. No member of the Compensation Committee is or has been an employee of the Company. No interlocking relationship exists between the members of the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Has the Company entered into any arrangements with affiliated parties?
     The Company has not entered into any arrangements with affiliated parties.
     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
     The Company has a policy that any transactions between the Company and its officers, directors and affiliates will be on terms as favorable to the Company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.

AUDIT COMMITTEE REPORT
     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of American HomePatient. Among other things, the audit committee reviews and discusses with management and with American HomePatient’s outside auditors the results of the year-end audit of American HomePatient, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors and are qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards. The board has adopted a written charter of the audit committee, a copy of which was attached as Appendix B to the Company’s proxy statement for its 2004 annual meeting. The audit committee reviews and reassesses the adequacy of the audit committee charter annually.
     As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     In connection with its review of American HomePatient’s audited financial statements for the fiscal year ended December 31, 2005, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from KPMG LLP (“KPMG”) required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with KPMG their independence from American HomePatient. The audit committee has determined that the provision of non-audit services rendered by KPMG to American HomePatient is compatible with maintaining the independence of KPMG from American HomePatient, but the audit committee will periodically review the non-audit services rendered by KPMG.
     Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to American HomePatient’s board of directors that the audited financial statements be included in American HomePatient’s annual report on Form 10-K for its fiscal year ended December 31, 2005, for filing with the SEC.

     Who are the members of the audit committee?
     The members of the audit committee are Mr. Blackstock, Mr. Millard, Mr. Woody and Mr. O’Neil.

COMPANY PERFORMANCE
     How has the Company’s stock performed in comparison to NASDAQ Market (U.S.) Index and a peer group index?
     The following graph compares the cumulative total returns of the Company’s Common Stock with those of NASDAQ Market (U.S.) Index and the Home Health Care Services Group (SIC Number 8082) Index, a peer group index compiled by Media General Financial Services. The peer group includes approximately 25 companies, excluding the Company.
camparison of 5 year cumulative total return* among american homepatient, INC., THE NASDAQ STOCK MARKET (U.S.)INDEX AND A PEER GROUP
     The stock performance graph shown above is not deemed to be part of any document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

INDEPENDENT AUDITORS
     Who are the Company’s independent auditors?
     The Company’s audit committee has selected KPMG LLP (“KPMG”) as the Company’s principal independent accountant for the 2006 fiscal year. KPMG served as the Company’s principal independent account for the 2005 fiscal year. Representatives from KPMG are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. KPMG representatives are expected to be available to respond to appropriate questions.
     Based on the recommendation of the Company’s audit committee, KPMG was appointed by the board of directors on March 23, 2004, to serve as the Company’s independent auditors for the fiscal year 2004. Prior to KPMG’s engagement, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
AUDITOR FEES
     What fees were paid to the Company’s independent auditors during fiscal years 2005 and 2004?
     The total fees incurred with our auditors for the fiscal years ended December 31, 2005 and December 31, 2004, were as follows:
     Audit Fees. For professional services rendered for the audit of the Company’s annual financial statements in the Company’s Form 10-K for those fiscal years and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the Company was billed aggregate fees and expenses of approximately $514,000 by KPMG for the fiscal year ended December 31, 2005, and approximately $527,000 and $41,000 by KPMG and Deloitte & Touche LLP (“D&T”) for the fiscal year ended December 31, 2004. Additionally, the Company was billed fees of approximately $103,000 and $108,000 by KPMG for the audits of certain unconsolidated joint ventures for the years ended December 31, 2005 and December 31, 2004, respectively.
     Audit Related Fees. The Company did not engage its auditors for the provision of assurance and related services related to the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years other than those services included in the discussion of Audit Fees.
     Tax Fees. The Company did not engage its auditors for the provision of tax compliance, tax advice or tax planning professional services for the fiscal years ended December 31, 2005 and December 31, 2004.
     All Other Fees. For the fiscal year ended December 31, 2004, KPMG performed services related to the Company’s Sarbanes-Oxley compliance efforts totaling $3,200. No such fees were billed in 2005.
     What is the Company’s policy with respect to approval of audit and non-audit services provided by the Company’s auditors?
     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the SEC, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of the late filing of the respective Form 5’s of directors Blackstock, Furlong, O’Neil, Woody and Millard for fiscal year 2004.
MISCELLANEOUS
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

PROXY	AMERICAN HOMEPATIENT, INC.	PROXY
Annual Meeting of Stockholders, June 7, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stephen L. Clanton and Frank D. Powers, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned at the annual meeting of the stockholders of American HomePatient, Inc., to be held on June 7, 2006, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:
(1) ELECTION OF CLASS 3 DIRECTOR

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for nominee listed below
Donald R. Millard
(2) In their discretion, on such other matters as may properly come before the meeting.
☐ FOR DISCRETION            ☐ AGAINST DISCRETION            ☐ ABSTAIN
(Continued on reverse side)
(Continued from other side)
     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE IN THE ELECTION OF THE CLASS 3 DIRECTOR AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
     PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2006

Dated:	, 2006

Signatures of Stockholder(s) should correspond
exactly with the name printed hereon. Joint owners
should each sign personally. Executors,
administrators, trustees, etc., should give full title and
authority.
AMERICAN HOMEPATIENT, INC.
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027-5018